UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported): August 5, 2008

Emerson Electric Co.

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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 5, 2008, the Board of Directors of Emerson Electric Co. (the “Company”) elected Harriet Green, Chief Executive Officer and President of Premier Farnell plc, as a Director of the Company. She will stand for election at the Company’s 2009 Annual Meeting of Stockholders. Ms. Green was also appointed to serve as a member of the Audit Committee.

As provided for new Directors under the Company’s Restricted Stock Plan for Non-Management Directors, on August 5, 2008, Ms. Green received an award of 1,047 shares of restricted stock, representing a $50,000 pro rata award of the $100,000 restricted stock portion of the annual retainer that was awarded to the Company’s other non-management Directors on February 5, 2008. Ms. Green will otherwise be compensated as described under “Director Compensation” in the Company’s Proxy Statement for its 2008 Annual meeting of Stockholders and in Exhibit 10.2 to the Company’s most recent quarterly report on Form 10-Q.

A copy of the August 7, 2008 press release announcing Ms. Green’s election is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits

99.1	Press Release dated August 7, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: August 7, 2008	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Press Release dated August 7, 2008.